UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

American Seafoods Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-90436	22-3702647
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Market Place Tower 2025 First Avenue Suite 1200 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

(206) 374-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Attached hereto as Exhibit 99.1 is the registrant’s press release, dated February 16, 2005, announcing the resignation of Michael Hyde as the President of its subsidiary American Seafoods Company LLC. Inge Andreassen, Vice President of Operations of American Seafoods Company LLC since 1996, will replace Mike Hyde as President effective April 1, 2005. On January 28, 2000, American Seafoods, L.P. and American Seafoods Company LLC entered into a five-year employment agreement with Mr. Andreassen. The agreement is subject to automatic extensions for succeeding terms of one year each unless terminated by delivery of notice by either party. Mr. Andreassen may receive, in addition to his base salary, a discretionary bonus determined by the board of directors and a nondiscretionary bonus if certain targets are met.

Item 9.01(c) Exhibits

Exhibit 99.1	American Seafoods Group LLC’s press release dated February 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN SEAFOODS GROUP LLC (Registrant)

Date: February 16, 2005	By:	/s/ BRAD BODENMAN
Brad Bodenman Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	American Seafoods Group LLC’s press release dated February 16, 2005 .